EXHIBIT 99.1

INTERNATIONAL ABSORBENTS INC.
2003 STOCK OPTION PLAN – U.S. PARTICIPANTS

1. Purpose.

     (a)  The purpose of the International Absorbents Inc. 2003 Stock Option Plan – U.S. Participants (the “Plan”) is to provide a means whereby employees, officers, directors and independent consultants and advisers to the Company of International Absorbents Inc. or any subsidiaries or affiliates of the Company (the “Company”), who are residents of the United States of America (U.S.) (the “Participants”) may be given an opportunity to purchase the Common Shares (“Common Shares”) of the capital stock of the Company.

     (b)  The Company, by means of the Plan, seeks to provide for itself the subsidiary or affiliate of the Company a means to attract and retain the best available persons for positions of substantial responsibility and to provide certain key employees with an additional incentive to contribute to the success of the Company.

     (c)  It is intended that the Plan comply with any requirements under rules of the Exchange where the shares of the Company are listed, any applicable securities laws, corporation laws or the laws of the Province of British Columbia, of Canada and the U.S. federal and state laws.

     (d)  Subject to the laws of the Province of British Columbia and of Canada, some or all of the options granted hereunder are intended to qualify as “Incentive Stock Options” as that term is used in Section 422(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Non Qualified Stock Options may also be granted under the Plan.

     (e)  For purposes of this Plan, the term “exercisable” means the date on which an option granted under the Plan, or any portion of such option, is no longer subject to any restrictions on its exercise, such as remaining as an employee, consultant or adviser of the Company for a certain period of time or holding or vesting requirements.

     (f)  The Company is a British Columbia corporation. Its Common Shares are currently traded on The American Stock Exchange (“the Exchange”). The Plan is intended to qualify as a U.S. SEC Rule 16b-3 Plan for the benefit of Participants who, from time to time, may become subject to the U.S. “insider” reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act.”)

2. Administration.

     (a)  The Plan shall be administered by the compensation committee (the “Committee”) composed of not less than two (2) members of the Board, provided all members of the Committee are independent persons, as defined in subsection 2(e) below.

     (b)  Subject to any requirements under applicable securities laws the Committee shall:

(1) Determine from time to time which of the Participants shall be granted options under the Plan; the nature of the option; the term of each option granted; subject to section 7 of the Plan, the time or times during the term of each option within which all or portions of each option may be exercised by the option holder; and the number of shares which may be purchased pursuant to each option granted.

(2) To construe and interpret the Plan and options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or in any option agreement entered into between the Company and a Participant in a manner and to the extent the Company shall deem necessary or expedient to make the Plan fully effective.

(3) To prescribe the terms and provisions of each option granted (which need not be identical).

(4) To amend the Plan, as provided in section 9 below.

(5) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to administer the Plan or promote the best interests of the Company.

(6) The Committee shall report to the Board the names of the Participants whom have been granted options, the number of shares covered by each option and the terms and conditions of each option granted under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

(7) The Committee shall have the powers possessed by the Board, subject to written resolutions adopted from time to time by the Board. The Committee shall not delegate the administration of the Plan to anyone.

     (c)  The Board may from time to time remove members from, or add members to the Committee, and vacancies on the Committee shall be filled by the Board. The addition of new members on the Committee shall be subject to the independent person requirement as defined in subsection 2(e) below.

     (d)  The Board at any time by written resolution may abolish the Committee. Upon the abolition of the Committee, the day-to-day administration of the Plan shall, immediately and without any other action on the part of the Board, revest in the Board.

     (e)  The term “independent person” used in this section 2 of the Plan means an administrator of the Plan who satisfies the following criteria:

(1) During the one year prior to his or her service as an administrator of the Plan, such person was not granted or awarded any option to purchase Common Shares of the Company pursuant to the Plan, and

(2) All Committee members shall meet the independence requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”).

3. Shares Subject to Plan and to Options.

     (a)  Subject to the provisions of section 8, relating to adjustments upon changes in stock, the Common Shares which may be sold pursuant to options granted under the Plan shall not exceed, in the aggregate, Six Hundred Thousand (600,000) shares of the Company’s authorized, unissued Common Shares and may be unissued shares reacquired by the Company upon the termination, cancellation or expiration of options granted under the Plan, or shares bought on the market for the purposes of issuance under the Plan.

     (b)  In the case of Incentive Stock Options, when the aggregate fair market value of the Common Shares pursuant to Stock Options intend to meet the requirements of Section 422 of the Code and become exercisable for the first time by an individual during any calendar year under all plans of the Company, such aggregate value may not exceed One Hundred Thousand Dollar ($100,000); provided further, that if the limitation is exceeded, the Incentive Stock Options which cause the limitation to be exceeded will be treated as Non-Qualified Stock Options. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the fair market value of the Common Shares permitted to be subject to Incentive Stock Options, such different limit shall be incorporated herein and shall apply to any options granted after the effective date of such amendment.

4. Eligibility.

     (a)  Options under the Plan may only be awarded or granted to Participants whom are U.S. residents. Non-Qualified Stock Options may be granted to employees, officers, directors, independent consultants and advisers of the Company as long as such consultants and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. Non-Qualified Stock Options may also be granted to certain employees of a person providing management services to the Company. Incentive Stock Options may be granted only to a Participant who is a full or part time employee, including officers and directors of the Company.

     (b)  No option may be granted to an eligible Participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the option price is at least 110% of the fair market value of the Common Shares subject to the option and the term of the option does not exceed five (5) years from the date the option is granted.

     (c)  A participant may be granted more than one award under this Plan.

     (d)  The Company, from time to time, also may assume outstanding options granted by another company or otherwise, by either:

(1) granting an option under this Plan in replacement of the option assumed by the Company, or

(2) treating the assumed option granted as if it had been granted under this Plan if the terms of such assumed option could be applied to an option granted under this Plan.

     The assumption of options shall be permissible if the holder of the assumed option would have been eligible to be granted an option under this Plan if the other company had applied the rules of this Plan to such grant.

5. Terms of Option Agreements.

     A written stock option agreement shall be entered into by the Company and each respective option holder. Each option agreement shall be subject to the terms of the Plan and shall be in such form and shall contain such other terms and conditions as the Board or the Committee from time to time shall deem appropriate, subject to any requirements under applicable securities laws, section 7 of this Plan and the following limitations:

     (a)  The term of any option granted under the Plan shall not be greater than ten (10) years from the date it was granted, subject to provisions in subsection 4(b).

     (b)  The Minimum exercise price of each share granted pursuant to an Incentive Stock Option shall be the fair market value of the shares on the business day prior to the date the option is granted or in accordance with any applicable securities laws or the rules of the Exchange where the shares of the Company are listed. The minimum exercise price of each shares granted pursuant to a Non-Qualified Stock Option may not be less than 85% of the fair market value on the business day prior the date the option is granted. “Fair market value” with regard to the business day prior to the date the option is granted means the last closing bid price of the Exchange where the shares have been quoted on that date or the last trading date prior to that date.

     (c)  No option issued under the Plan shall be transferable by the option holder otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder and allowed by Section 424(c)(4) of the Code. An option is exercisable only by the option holder or, upon his death, the option holder’s legal guardian or representative.

     (d)  No option granted under the Plan, or any portion thereof, to any Participant who is subject to Section 16 of the Exchange Act shall be exercisable prior to seven (7) months after the grant date of the option. Options, or any portion thereof, granted to Participants who are not subject to Section 16 shall not be exercisable prior to ninety (90) days after the grant date of the option.

     (e)  Incentive Stock Options may be exercised in any order the optionee deems appropriate. The annual One Hundred Thousand Dollar ($100,000) limitation set forth in subsection 3(b) for Incentive Stock Options shall apply in each calendar year a respective option first becomes exercisable. The options shall be considered, for purposes of their annual limitations, in the order in which they were granted.

     (f)  For purposes of securities laws compliance, upon the advice of legal counsel, appropriate legends and/or transfer restrictions shall be included in the stock option agreements and/or stock certificates.

6. Payment and Loans Upon Exercise.

     (a)  The purchase price of the Common Shares subject to an option shall be paid either in full at the time the option is exercised or pursuant to any deferred payment arrangement that only the Board (and not the committee) in its discretion may approve.

     (b)  Subject to any requirements under applicable securities laws, laws of British Columbia, Canada and the Company’s Altered Memorandum and Articles, as amended, the Company may make loans to individual optionees, including officers, on such terms as may be approved by only the Board (and not the committee) for the purpose of financing the exercise of options granted under the Plan and the payment of any taxes that may be due in respect of such exercise.

     (c)  In addition, if and to the extent authorized by the Board (and not the committee), optionees may make all or any portion of any payment due to the Company upon exercise of an option by rendering bona fide services to the Company or by the delivery of any property (including Common Shares of the Company) other than cash, so long as such services or property constitutes valid consideration for the stock under applicable securities laws or laws of British Columbia, Canada and the services or property has a readily ascertainable fair market value.

7. Exercise of Options.

     (a)  Exercise of Options During Period of Employment: Each option granted under this Plan shall be exercisable at such times and under such conditions as may be determined by the Committee at the time of the grant of the option and as shall be permissible under the provisions of the Plan.

     (b)  Exercise of Options Upon Termination of Employment: In the event an option holder’s employment with the Company is terminated, the option holder’s rights to acquire the Common Shares under options granted under the Plan shall be as set forth below.

(1) Termination for Other Than Disability, Etc. If an optionee ceases to be employed by the Company for any reason other than for disability, cause, misconduct, retirement or death, such optionee’s option, or any unexercised portion thereof, shall terminate three (3) months after the termination date of the optionee’s employment. During such three (3) month period, the optionee may exercise any unexercised option or portion thereof granted to him, but only to the extent such option or portion thereof was exercisable on the date of termination of his or her employment. The decision as to whether a termination for a reason other than disability, cause, misconduct or retirement or death has occurred shall be made by the Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved in writing by the Company.

(2) Disability. If an optionee ceases to be employed by the Company by reason of disability (within the meaning of Section 22(e)(3) of the Code), such optionee’s options, or any unexercised portion thereof, shall terminate twelve (12) months after the termination date of the optionee’s employment. The decision as to whether a termination by reason of disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.

(3) Termination for Cause and/or Misconduct. If an optionee’s employment is terminated for cause and/or misconduct, such optionee’s option shall terminate immediately effective as of the date of termination of the optionee’s employment; provided, however, the Committee may, in its sole discretion, within thirty (30) days of the optionee’s employment termination, waive the expiration of the option by giving written notice of such waiver to the optionee at the optionee’s last known address. If the waiver is given, the optionee may exercise the option only to the extent, during the time, and upon the other terms and conditions applicable to an optionee who ceased to be employed by the Company for a reason other than disability, cause, misconduct, retirement or death. The determination of the Committee on whether a termination is for cause and/or misconduct shall be made in good faith and shall be final and conclusive.

(4) Retirement. If prior to the expiration date of his option, an optionee shall retire with the consent of the Company, such option or any unexercised portion thereof, to the extent exercisable as of the optionee’s retirement date, may be exercised within three (3) months of retirement, in the same manner as if the optionee had continued in the employ of the Company.

(5) Death of an Optionee. If an optionee dies at any time when he is entitled to exercise an option, the option shall not terminate due to his death and, prior to the expiration of the option by its terms, the option may be exercised by his executor or administrator or the person or persons to whom the option is transferred by will or applicable laws of descent and distribution but only to the extent the options were exercisable on the date the optionee ceased to be employed by the Company due to his death.

8. Adjustment Upon Changes in Stock; Reorganizations of the Company.

     (a)  In the event of any change in the outstanding Common Shares of the Company as a result of one or more stock splits or readjustments, stock dividends, or other increases or reductions of the number of shares outstanding without compensation therefore in money, resources or property, the remaining shares available under the Plan and the shares subject to each outstanding option and the exercise prices shall be approximately adjusted by the Committee to reflect such changes; provided, however, that an adjustment in the exercise price shall be made in such a manner as not to constitute a “modification” as such term is defined in Section 424 of the Code. Any adjustments made by the Committee shall be conclusive. Neither the Board nor the committee shall make any adjustment in price or substitution in stock that will give any employee additional benefits or an increased aggregate value over the aggregate value available to that employee prior to the price adjustment or stock substitution.

     (b)  The existence of outstanding options hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or to authorize or approve any merger or consolidation of the Company, or to authorize or approve any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares of the Company or the rights thereof, or to authorize or approve the dissolution or liquidation of the Company, or any sale or transfer of all or any of its assets or businesses, or to authorize or approve any other corporate act or proceeding, whether of a similar character or otherwise.

(1) In the event of (i) a voluntary or involuntary dissolution or liquidation of the Company, (ii) merger of the Company into, or consolidation of the Company with, another corporation under circumstances where the Company is not the surviving corporation or (iii) sale or other disposition of substantially all of the Company’s assets to another corporation while unexercised options remain outstanding under the Plan, any unexercised options theretofore granted under the Plan shall be deemed canceled, except as hereinafter provided or to the extent that any agreement or undertaking of any party to any such merger, consolidation or sale, or any plan pursuant to which such dissolution is effected, shall make specific provision with respect to such unexercised options and the rights of such person or persons entitled to exercise such options. If any of the Company’s subsidiaries are completely liquidated or dissolved, or if such corporations cease to be subsidiaries, any unexercised options theretofore granted to optionees employed by such subsidiaries shall be deemed canceled unless such optionee shall become employed by the Company on the occurrence of the aforementioned events.

(2) If options are to be canceled pursuant to the provisions of subsection (b)(1), (i) notice of the cancellation shall be given to each holder of an option and (ii) each holder of an option shall have the right to exercise such option in full (without regard to any limitations set forth in or imposed pursuant to the Plan) during a 30-day period preceding the effective date of the dissolution, liquidation, merger, consolidation or sale.

9. Amendment of the Plan.

     The Board at any time, and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in section 8, relating to adjustments upon changes in stock, or as otherwise deemed appropriate by the Board, no amendment shall be effective unless approved, within twelve (12) months before or after the date of the amendment’s adoption, by the vote or written consent of a majority of the outstanding shares of the Company entitled to vote where such amendment will:

     (a)  increase the number of shares reserved for options under the Plan;

     (b)  materially increase the benefits accruing to Participants under the Plan; or

     (c)  materially modify the requirements of section 4 as to eligibility for participation in the Plan.

     It is expressly contemplated that the Board may amend the Plan in any respect necessary to provide the Participants with the maximum benefits intended to be provided under the Plan or options granted under it into compliance therewith.

     Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person to whom the option was granted.

10. Termination or Suspension of the Plan.

     The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the end of ten (10) years from May 20, 2003, the Plan was adopted by the Board on May 24, 2002 and approved by the stockholders of the Company, on June 27, 2002. An option may not be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

11. Securities Laws Compliance; Stockholders’ Approval.

     Options granted and the issuance of the Common Shares upon exercise of the options are intended to be made in compliance with any requirements under rules of the Exchange, with any applicable securities laws and regulations of British Columbia, Canada and the applicable securities laws and regulations of the U.S. and State in which Participants may reside. No Common Shares shall be issued upon the exercise of any option if counsel for the Company determines that the Company has not satisfied any applicable requirements including, but not limited to, registration requirements under the U.S. Securities Act of 1933 or applicable laws of British Columbia, Canada or qualification requirements under applicable U.S. state securities laws.

12. No Enlargement of Employee Rights.

     This Plan is purely voluntary on the part of the Company, and nothing in the Plan or any option granted thereunder shall affect the right of the Company to terminate at any time and for any reason the employment of any employee who has been granted an option.

13. Withholding of Taxes.

     Whenever the Company proposes or is required to issue shares to an Optionee who is or was an employee of the Company or a Subsidiary, or to his legatee or legal representative under this Plan, pursuant to the exercise of an option granted under this Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement, if any, prior to the delivery of any certificate or certificates for such shares.

14. Reservation of the Common Shares.

     The Company, during the term of this Plan, shall at all times reserve and keep available such number of its Common Shares as shall be sufficient to satisfy the requirements of the Plan.

15. Use of Proceeds from Common Share Purchases.

     Proceeds from the sale of the Common Shares upon exercise of options granted under the Plan shall be used for general corporate purposes.

16. Effective Date of Plan.

     The Plan, as amended from time to time, shall become effective on the 20th day of May, 2003 or the effective date of the Registration Statement as accepted by the Commission, which ever is earlier.